UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ENTERTAINMENT GAMING ASIA INC.

(Name of Registrant as Specified in Its Charter)

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ENTERTAINMENT GAMING ASIA INC.

Unit C1, G/F., Koon Wah Building
No. 2 Yuen Shun Circuit
Yuen ChauKok, Shatin
New Territories, Hong Kong
+ 852-3147 6600

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Entertainment Gaming Asia Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), to notify stockholders of the actions taken by our Board of Directors (the “Board”) by unanimous written consent on April 29, 2016 and by the holder of a majority of the issued and outstanding shares of the Company’s common stock by written consent dated June 15, 2016, approving (1) a one-time stock option exchange program (the “Option Exchange”), to permit the Company to cancel certain stock options held by our directors, employees and certain other persons, referred to in this Information Statement as “Eligible Participants,” in exchange for new, or replacement, options, and (2) the 2016 Amended and Restated Stock Incentive Plan (the “2016 Plan”), which amends and restates the 2008 Stock Incentive Plan (the “2008 Plan”) to, among other things, permit the Board to re-price outstanding equity awards without stockholder approval, to implement certain requirements of the Rules Governing the Listing of Securities on The Hong Kong Stock Exchange Limited and to make certain other administrative changes to the 2008 Plan.

The primary purpose of the Option Exchange is to increase the retention and motivational value of the outstanding equity awards held by Eligible Participants by providing such individuals the opportunity to exchange equity awards which are significantly underwater, i.e., the exercise price is significantly greater than the current market trading price of our common stock. The Option Exchange is expected to close and any replacement options will be issued in the third quarter of 2016, but no earlier than 20 calendar days after the Company mails this Notice and accompanying Information Statement to stockholders.

In addition, we are amending the 2008 Plan, which was originally adopted by the Board and approved by the stockholders in September 2008. The 2016 Plan also implements certain requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (“HK Listing Rules”), to which the Company is subject due to the ownership of a majority of the Company’s common stock by EGT Entertainment Holding Limited, the indirect wholly-owned subsidiary of Melco International Development Limited (“Melco”), a Hong Kong company listed on the main board of the Stock Exchange of Hong Kong Limited (“HKSE”), in addition to certain other administrative changes. The 2016 Plan is expected to become effective in the third quarter of 2016, but no earlier than 20 calendar days after the Company mails this Notice and the accompanying Information Statement to stockholders.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holder of more than a majority of our voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 78.320 of the Nevada Revised Statutes (the “NRS”) of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

By Order of the Board of Directors,

/s/ Clarence Chung
Clarence Chung
Chief Executive Officer

i

ENTERTAINMENT GAMING ASIA INC.

Unit C1, G/F., Koon Wah Building
No. 2 Yuen Shun Circuit
Yuen ChauKok, Shatin
New Territories, Hong Kong
+ 852-3147 6600

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

General

Entertainment Gaming Asia Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of June 20, 2016 (the “Record Date”) of actions taken by our stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part.

This Information Statement is being mailed on or about June 28, 2016. The Company’s principal executive offices are located at Unit C1, G/F., Koon Wah Building, No. 2 Yuen Shun Circuit, Yuen ChauKok, Shatin, New Territories, Hong Kong, and the Company’s telephone number is + 852-3147 6600.

Summary of the Corporate Actions

Option Exchange

EGT Entertainment Holding Limited, an indirect wholly-owned subsidiary of Melco International Development Limited, which is holder of a majority of the Company’s issued and outstanding shares of common stock (“Melco” or the “Majority Stockholder”) has approved, by written consent dated June 15, 2016, a one-time stock option exchange program (the “Option Exchange”) as described in detail in Item 1. Certain of our directors, employees and other persons (“Eligible Participants”) holding eligible options to purchase shares of our common stock (“Eligible Options”) may participate in the Option Exchange. The Option Exchange will allow Eligible Participants to elect to surrender for cancellation certain options currently held by such participants in exchange for the grant of new, or replacement, options (“Replacement Options”). Stockholder approval is required for the Option Exchange described in this Information Statement under the terms of the Company’s 2008 Stock Incentive Plan (the “2008 Plan”). Such approval has been received by written consent dated June 15, 2016, however it will not become effective until the 20th day after the Company mails this Notice and Information Statement to stockholders.

To implement the Option Exchange, the Company expects to commence issuing the Replacement Options to the Eligible Participants in the third quarter of 2016. In accordance with the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange (“HKSE Rules”), the grant date of the Replacement Options is deemed to be April 29, 2016, the date that the board of directors of the Company approved the Option Exchange, however the Option Exchange will not close, nor will the Replacement Options be issued, earlier than the date that is 20 days after the Company mails this Notice and Information Statement to stockholders.

2016 Plan

The Majority Stockholder has also approved, by written consent dated June 15, 2016, the Company’s 2016 Amended and Restated Stock Incentive Plan (the “2016 Plan”), which amends and restates the 2008 Plan. The 2016 Plan is described in more detail in Item 2. Stockholder approval is required pursuant to the terms of the 2008 Plan. Such approval has been received by written consent dated June 15, 2016, however it will not become effective until the 20th day after the Company mails this Notice and Information Statement to stockholders.

The 2016 Plan is expected to become effective in the third quarter of 2016, but no earlier than 20 calendar days after the Company mails this Notice and Information Statement to Stockholders.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. In accordance with Section 78.315 of the Nevada Revised Statutes, as amended (the “NRS”), the Option Exchange and the 2016 Plan may be approved, without a meeting of stockholders, by a resolution of our Board of Directors (the “Board”), followed by the written consent of stockholders representing a majority of the voting power of the outstanding shares of our common stock. As of the Record Date, the Company had 14,464,220 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote. The written consent was executed by the Majority Stockholder, holding 9,378,074 shares of common stock, representing a majority of the voting power of our common stock. Accordingly, the written consent was executed by the Majority Stockholder holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.

Dissenters’ Rights of Appraisal

The NRS does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.

Interest of Certain Persons in Matters Acted Upon

Option Exchange

The following table sets forth certain information as of May 31, 2016 about the outstanding options granted under the 2008 Plan held by each listed individual who was or has been an executive officer of the Company since the fiscal year ended December 31, 2015.

Our executive officers and directors that hold Eligible Options at the time of the commencement of the offer are eligible to participate in the Option Exchange.

As of May 31, 2016, our current directors and executive officers (seven persons) as a group held unexercised options to purchase an aggregate of 465,939 shares of our common stock under the 2008 Plan and other stock option plans, which represented approximately 60.8% of the shares subject to all outstanding options under the 2008 Plan and other stock option plans. The percentages in the table below are based on the total number of outstanding options to purchase our common stock under the 2008 Plan and other stock option plans.

Name	Number of Options Outstanding	Percentage of Total Outstanding Options	Number of Options Outstanding Eligible for Option Exchange	Options Outstanding Eligible for Option Exchange as a Percentage of Total Outstanding Options

Executive Officers
Clarence Chung	288,750	37.7%	285,625	37.2%
Traci L. Mangini	41,251	5.4%	35,001	4.6%

Directors
John W. Crawford	36,250	4.7%	33,125	4.3%
Samuel Tsang	34,375	4.5%	25,000	3.3%
Vincent L. DiVito	30,938	4.0%	27,813	3.6%
Anthony Tyen	34,375	4.5%	14,464	1.9%
Dennis Tam	—	—	—	—

2016 Plan

No officer or director of the Company has any substantial interest in the 2016 Plan, other than his potential grant of equity securities thereunder.

ITEM 1
APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

The Board and the Majority Stockholder have approved the Option Exchange, under which Eligible Participants who hold Eligible Options will be given a one-time opportunity to exchange the Eligible Options for the grant of an equal number of Replacement Options with lower exercise prices, which will be granted under the 2016 Plan.

We believe the Option Exchange, as designed, is in the best interests of our stockholders and the Company and positions us well for the future. If consummated, we believe the Option Exchange would enable us to:

•	assure that the existing equity awards provide meaningful compensatory opportunity to the Eligible Participants;

•	motivate and engage the Eligible Participants to continue to build stockholder value;

•	provide an increased level of retention of our Eligible Participants in relation to the expense recorded with respect to the Eligible Options; and

•	avoid increase in overhang and other expenses associated with granting incremental equity awards.

The Board approved, upon recommendation of the compensation committee of the Board (the “Compensation Committee”), the Option Exchange on April 29, 2016 (the “Board Approval Date”), and the Majority Stockholder approved the Option Exchange by written consent dated June 15, 2016. Eligible Participants have been offered the Replacement Options and will be allowed to accept the offer of the Replacement Options in exchange for the surrender of their Eligible Options, after the later of the approval by the shareholders of Melco International Development Limited and the 20th calendar day after the Company mails this Notice and accompanying Information Statement to its stockholders. In accordance with the HK Listing Rules, the grant date of the Replacement Options is deemed to be April 29, 2016, the date that the board of directors of the Company approved the Option Exchange. The Replacement Options will be issued under the 2016 Plan on the date of cancellation of the surrendered Eligible Options (the “Option Exchange Date”). The exercise price of the Replacement Options will be $1.94, which is the higher of: (i) 100% of the Fair Market Value (as defined in the 2016 Plan) of our common stock on the Board Approval Date and (ii) 100% of the average Fair Market Value (as defined in the 2016 Plan) of one share of our common stock for the five business days in the United States immediately preceding the Board Approval Date. We expect the Option Exchange Date to occur in the third quarter of 2016, but no earlier than 20 days after the Company mails this Notice and accompanying Information Statement to stockholders.

Eligible Participants, as well as stockholders and members of the public, are able to review the offer to exchange and other related documents filed by us with the SEC free of charge on the SEC’s website at www.sec.gov.

Stockholder approval of the Option Exchange was required under the terms of the 2008 Plan.

Overview

Our outstanding stock options have exercise prices significantly higher than the recent trading prices of our common stock. We believe these underwater stock options no longer provide meaningful compensatory opportunity to the option holders and, accordingly, are no longer effective as incentives to retain and motivate our key contributors. We believe that many option holders perceive these options to have little or no value, therefore reducing the options’ value as a means to align the incentives of our key contributors with our stockholders. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, unless they are surrendered or cancelled they will remain outstanding with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering little or no retentive or incentive value.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal.

We have granted options at varying times, having a broad range of exercise prices. As of May 31, 2016, options to purchase an aggregate of 766,851 shares of our common stock were outstanding under the 2008 Plan and other stock option plans, and 430,078 shares of our common stock remained available for future issuance under the 2008 Plan. Of these, options to purchase an aggregate of 484,781 shares of our common stock were held by Eligible Participants and will be Eligible Options for purposes of the Option Exchange. All of the outstanding stock options under the 2008 Plan and other stock option plans have a weighted average exercise price of $7.86 and a weighted average remaining life of 3.87 years, while the Eligible Options have a weighted average exercise price of $7.52 and a weighted average remaining life of 4.45 years.

Summary of Material Terms of Option Exchange

Eligible Options

The Option Exchange will be open to all persons who hold “Eligible Options.” Eligible Options are options to purchase shares of our common stock held by our existing directors, officers, employees and consultants.

Terms of the Option Exchange

If the Option Exchange is consummated, on the Option Exchange Date, each Eligible Option will be exchanged for the grant of a Replacement Option under the 2016 Plan. The terms of the Replacement Options are as follows:

One-for-One Exchange. Each Eligible Option tendered for exchange will be exchanged, on a one-for-one basis, for the grant of a Replacement Option to purchase the same number of shares of common stock as were subject to the Eligible Option. For example, if an Eligible Participant tenders an Eligible Option to purchase 1,000 shares of common stock for exchange, such Eligible Participant will receive a Replacement Option to purchase 1,000 shares of common stock.

New Grant Date. In accordance with the HK Listing Rules, the grant date of the Replacement Options is deemed to be April 29, 2016, the date that the board of directors of the Company approved the Option Exchange. The Replacement Options will be issued on the Option Exchange Date.

New Exercise Price. Each Replacement Option will have an exercise price equal to $1.94, the higher of: (i) 100% of the Fair Market Value (as defined in the 2016 Plan) of our common stock on the Board Approval Date and (ii) 100% of the average Fair Market Value (as defined in the 2016 Plan) of one share of our common stock for the five business days in the United States immediately preceding the Board Approval Date.

New Vesting Schedules. All Replacement Options will vest over three years, vesting 50% on the first, anniversary and 25% on each of the second and third anniversaries of the grant date of the Replacement Options, subject to the Eligible Participant remaining continuously in service with the Company through each such vesting date, except in the case of Replacement Options issued to our non-employee directors which will continue to vest after the termination of their service to our Company. Each Replacement Option will have the new vesting schedule regardless of whether the surrendered option was partially vested.

Ten-Year Term. Each Replacement Option will have a ten-year term from the grant date of the Replacement Options.

Non-Qualified Stock Options. Each Replacement Option granted in exchange for an Eligible Option that is a non-qualified stock option under the Internal Revenue Code of 1986, as amended (the “Code”) will continue to be treated under the Code as a non-qualified stock option following the Option Exchange.

Other Terms Governed by the 2016 Plan. The terms and conditions of the Replacement Options will be governed by the terms and conditions of the 2016 Plan.

Eligibility

If implemented, the Option Exchange will be open to all persons who are employed by us or otherwise in our service on the date of commencement of the Option Exchange. To be an Eligible Participant, such persons must remain employed by us or otherwise in our service through the Option Exchange Date. As of May 31, 2016, we estimate there were approximately ten (10) Eligible Participants, including our two executive officers, four members of our Board and four senior employees and consultants. If an option holder is no longer employed by us or otherwise in our service for any reason on the Option Exchange Date, even if such option holder had elected to participate and had tendered the Eligible Options for exchange, such holder’s tender will automatically be deemed withdrawn and the holder will not participate in the Option Exchange. Such option holder will retain the outstanding options in accordance with their original terms and conditions, and the holder may exercise them during a limited period of time following termination of service in accordance with their terms and to the extent that they are vested.

Election to Participate

Participation in the Option Exchange will be voluntary. Under the Option Exchange, Eligible Participants will not be permitted to elect which of their Eligible Options they wish to exchange for Replacement Options on a grant-by-grant basis. Instead, Eligible Participants will be required to surrender all of their Eligible Options if they elect to participate in the Option Exchange.

Return of Eligible Options Surrendered

The Eligible Options surrendered for exchange will be cancelled and all shares of common stock that were subject to such surrendered Eligible Options will again become available for future awards under the 2016 Plan pursuant to the terms of the 2016 Plan.

Although the final terms of the Option Exchange are expected to be materially similar to the terms described in this item, our Board may, in its sole discretion, change the terms of the Option Exchange to take into account a change in circumstances and may determine not to implement the Option Exchange.

U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Option Exchange. The Option Exchange should be treated as a non-taxable exchange for U.S. federal income tax purposes, and we and our participating optionees should recognize no income for U.S. federal income tax purposes upon the issuance of the Replacement Options.

Accounting Impact

If the Option Exchange is not consummated, we will continue to be obligated to recognize approximately $4,000 of additional stock-based compensation expense with respect to Eligible Options over the remaining estimated life of the original awards, even if the stock options are never exercised. As a result of the Option Exchange, we believe we will incur approximately $803,000 in additional compensation expense attributable to the incremental fair value of the Replacement Options granted to Eligible Participants in exchange for surrendered Eligible Options, measured as of the date such awards are granted. The incremental compensation expense associated with the Replacement Options under the Option Exchange will be recognized over the expected life of the new awards. As a result of the Option Exchange, we would expect to recognize a total non-cash accounting charge of approximately $803,000 over the expected life of the Replacement Options.

Potential Modification to Terms to Comply with Governmental Requirements

Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange to comply with potential SEC comments.

Benefits of the Option Exchange to Eligible Participants

Because the decision whether to participate in the Option Exchange is completely voluntary, we are not able to predict which Eligible Participants will participate. However, we expect all Eligible Participants to exchange all Eligible Options held by them for Replacement Options.

Effect on Stockholders

The Option Exchange was designed to provide renewed incentives and motivate the Eligible Participants to continue to create stockholder value. We are unable to predict the precise impact of the Option Exchange on our stockholders because we are not able to predict which Eligible Participants will participate.

Based on the assumptions described above, if all Eligible Options are exchanged, options to purchase 484,781 shares of common stock will be surrendered and cancelled and Replacement Options covering an equal number of shares will be granted. As of May 1, 2016, the total number of shares of our common stock outstanding was 14,464,220.

ITEM 2
APPROVAL OF AMENDED AND RESTATED STOCK INCENTIVE PLAN

Introduction

On April 29, 2016, the Board approved, upon recommendation of the Compensation Committee, the 2016 Plan, which amends and restates the 2008 Plan to conform the 2016 Plan to the requirements of The Stock Exchange of Hong Kong Limited by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (“HK Listing Rules”), among other changes, which became applicable to the Company following Melco's acquisition of a majority interest in the Company.

Set forth below are the summary of the amendments made to the 2008 Plan by the 2016 Plan and the summary of the material terms of the 2016 Plan. The summary of the 2016 Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the 2016 Plan, a copy of which is attached hereto as Appendix A. Except as otherwise defined herein, the terms in capital letters herein shall have the same meaning as defined in the 2016 Plan

Amendments Made to the 2008 Plan by the 2016 Plan

The 2016 Plan will permit the Board to re-price equity incentive grants without requiring stockholder approval. The 2016 Plan requires that the exercise price of an option must also not be less than the higher of (i) 100% of the Fair Market Value (as defined in the 2016 Plan) of one share of Common Stock on the date on which the Committee (as defined in the 2016 Plan) approves the grant and (ii) the average Fair Market Value of one share of Common Stock for the five business days immediately preceding the date on which the Committee approves the grant.

Additionally, for so long as Melco International Development Limited remains the majority shareholder and remains listed on The Stock Exchange of Hong Kong Limited (the “HKSE”):

•	any proposed grant of options to any director, chief executive or substantial shareholder (as those terms are defined in the HK Listing Rules) of Melco International Development Limited will be subject to the approval of the independent non-executive directors of Melco International Development Limited;

•	any proposed grant of options to a substantial shareholder (as that term is defined in the HK Listing Rules) or an independent non-executive director of Melco International Development Limited, or any of their respective associates (as defined in the HK Listing Rules) that would result in in the grant of over 0.1% of the shares of our common stock outstanding and having an aggregate Fair Market Value in excess of HK$5 million will be subject to approval by the shareholders of Melco International Development Limited;

•	the maximum number of shares of our common stock which may be issued upon exercise of all options to be granted under the 2016 Plan and all other of our employee stock option plans shall not exceed 10% of the shares of our common stock outstanding on the date Melco International Development Limited approves the 2016 Plan. This limit may be renewed or exceeded only upon prior approval of the shareholders of Melco International Development Limited;

•	the overall limit on the number of shares of our common stock which may be issued upon exercise of all outstanding option grants yet to be exercised must not exceed 30% of the shares of our common stock outstanding from time to time;

•	with respect to option grants after the effective date of the 2016 Plan, the total number of shares of our common stock issued and to be issued upon exercise of such options granted to any eligible recipient in any 12-month period must not exceed 1% of the shares of our common stock outstanding at the relevant time, without approval by the shareholders of Melco International Development Limited;

2016 Plan

General

The 2016 Plan is intended to advance the interests of our Company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives.  The 2016 Plan allows us to award eligible recipients incentive awards, consisting of:

•	options to purchase shares of our common stock, which may be “incentive options” that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code;

•	non-statutory stock options” that do not qualify as incentive options;

•	restricted stock awards” which are shares of common stock that are subject to certain forfeiture and transferability restrictions; and

•	performance stock awards” which are shares of common stock that may be subject to the future achievement of certain performance criteria or be free of any performance or vesting.

All of our employees and any subsidiary employees (including officers and directors who are also employees), as well as all of our non-employee directors and other consultants, advisors and other persons who provide services to us will be eligible to receive incentive awards under the 2016 Plan.

Shares that are issued under the 2016 Plan or that are subject to outstanding incentive awards reduce the number of shares remaining available under the 2016 Plan.  Any shares subject to an incentive award that lapses, expires, is forfeited, terminates unexercised or unvested, or is settled or paid in cash or other consideration will automatically again become available for issuance under the 2016 Plan.

If the exercise price of any option or any associated tax withholding obligations are paid by a participant’s tender or attestation as to ownership of shares (as described below), or if tax withholding obligations are satisfied by the Company withholding shares otherwise issuable upon exercise of an option, only the net number of shares issued will reduce the number of shares remaining available under the 2016 Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, appropriate adjustment will be made to:

•	the number and kind of securities available for issuance under the 2016 Plan; and

•	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration

The 2016 Plan will be administered by our Committee (as defined in the 2016 Plan).

The Committee has the authority to determine all necessary or desirable provisions of incentive awards, including, the eligible recipients who will be granted one or more incentive awards under the 2016 Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and payment or vesting restrictions and other conditions.  However, all grants of incentive awards under the 2016 Plan will require the ratification of the full Board. The Committee has the authority to pay the economic value of any incentive award in the form of cash, common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards so long as the amended or modified terms are permitted under the 2016 Plan and any affected participant has consented to the amendment or modification.

The 2016 Plan will became effective on July 18, 2016 and, unless terminated earlier, the 2016 Plan will terminate at midnight on July 17, 2026.  Incentive awards outstanding at the time the 2016 Plan is terminated may continue to be exercised, or become free of restriction, according to their terms.  The Board may suspend or terminate the 2016 Plan or any portion of the 2016 Plan at any time, and may amend the 2016 Plan from time to time to conform incentive awards to any change in applicable laws or regulations or in any other respect that the Board may deem to be in our best interests.  However, no amendments to the 2016 Plan will be effective without stockholder approval if it is required under Section 422 of the Internal Revenue Code or the rules of the NASDAQ, or, if Melco International Development Limited is the majority shareholder of the Company and has its shares listed on the HKSE, if it is required by the HK Listing Rules.

Termination, suspension or amendment of the 2016 Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control,” discussed below.

In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or encumbrance. However, the Committee may permit a participant to transfer of all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Options

The exercise price of a stock option may not be less than the higher of (i) 100% of the Fair Market Value (as defined in the 2016 Plan) of one share of Common Stock on the date on which the Committee approves the grant and (ii) the average Fair Market Value of one share of Common Stock for the five business days immediately preceding the date on which the Committee approves the grant.

In general, the 2016 Plan requires a participant to pay an option’s exercise price in cash. The Committee may, however, allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company), by tender or attestation as to ownership of shares of common stock that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods.  Any shares of common stock tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year (and under all “incentive stock option” plans of the Company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory stock options.

Options may be exercised in whole or in part and the Committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the Company or a subsidiary for a certain period.  An option may not remain exercisable after 10 years from its date of grant (or five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

Restricted Stock Awards

A restricted stock award is an award of common stock vesting at such times and in such installments as may be determined by the Committee and, until it vests, that is subject to restrictions on transferability and the possibility of forfeiture. Restricted stock awards may be subject to any restrictions or vesting conditions that the Committee deems appropriate, including that the participant remains continuously employed by the Company or a subsidiary for a certain period.

Unless the Committee determines otherwise, any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  Holders of restricted stock awards will have the same voting rights as holders of unrestricted common stock.

Performance Stock Awards

A performance stock award is an award of common stock that may be subject to the future achievement of specified performance criteria determined by the Committee or be free of any performance or vesting conditions. The Committee may select one criterion or multiple criteria for measuring performance, which may be based on Company or business unit performance or the individual performance of the participant or any other measure.

Change in Control of the Company

In the event a “change in control” of the Company occurs:

•	all options that have been granted will become immediately exercisable in full and will remain exercisable for the remainder of their terms,

•	all outstanding restricted stock awards that have been granted will become immediately fully vested and non-forfeitable, and

•	any conditions to the issuance of shares pursuant to performance stock awards that have been granted will lapse.

The Committee may also determine that some or all participants holding outstanding options will receive shares or a cash payment equal to the excess of the Fair Market Value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated).

For purposes of the 2016 Plan a “Change in Control” of the Company generally occurs if:

•	all or substantially all of our assets are sold, leased, exchanged or transferred to any successor;

•	our stockholders approve any plan or proposal to liquidate or dissolve the Company;

•	any successor, other than a bona fide underwriter in a securities offering, becomes the beneficial owner of 25% or more, but not 50% or more, of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction has been approved in advance by “continuity directors,” who are members of our Board on the effective date of the 2016 Plan or whose nomination for election meets certain approval requirements related to continuity with our current Board; or

•	more than 50% of our outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

•	we are a party to a merger or consolidation that results in our stockholders beneficially owning securities representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities, unless such merger or consolidation has been approved in advance by our continuity directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities (regardless of any approval by our continuity directors); or

•	the continuity directors cease to constitute at least 50% or above of our Board.

Effect of Termination of Employment or Other Service

Upon the termination of service of a non-employee director (for any reason) (i) all outstanding options then held by such director shall remain outstanding, first become exercisable according to the vesting schedule in place at the time of termination of service and remain exercisable for their term and (ii) all of such director’s restricted stock awards and performance stock awards that have not vested as of such termination of service will be terminated and forfeited.

If a participant (other than a non-employee director) ceases to be employed by (or provide services to) the Company and all subsidiaries, all of the participant’s incentive awards will terminate as set forth below (unless modified by the Committee in its discretion as described below).

Upon termination due to death or disability, all outstanding options then vested will become immediately exercisable in full and will remain exercisable for a period of twelve months (but in no event after the expiration date of the option), and all unvested restricted stock and performance stock awards be terminated and forfeited.

Upon termination for any reason other than death or disability (including retirement), all outstanding options will cease to be exercisable and will be terminated and forfeited, and all unvested restricted stock and performance stock awards will be terminated and forfeited.

In connection with a participant’s termination otherwise than for cause, the Committee may, in its sole discretion, cause the participant’s options to become or continue to become exercisable and restricted stock awards and performance stock awards to vest and/or continue to vest or become free of restrictions.

U.S.  Income Tax Consequences

The following description of the federal income tax consequences under the laws of the United States is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Stock Options.  There will not be any federal income tax consequences to either the participant or the Company as a result of the grant of an incentive option under the Incentive Plan.

A participant’s exercise of an incentive option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered or attested to in payment of an option exercise price.

If a participant disposes of the shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant held the shares. If the participant held the shares for at least two years after the date of grant and at least one year after the date of exercise (the “holding period requirements”), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant, subject to the limitations of Section 162(m) of the Internal Revenue Code (the “Code”). This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Stock Options.  Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory option, any gain or loss will be a capital gain or loss. The capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the Company will be entitled to a compensation expense deduction, subject to the limitations of Section 162(m), in connection with the exercise of a non-statutory option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

Restricted Stock Awards.  With respect to shares issued pursuant to a restricted stock award that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares, less any amount paid for the shares. The Company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long- term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

Excise Tax on Parachute Payments.  The Code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the code, and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company.  For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of a company may constitute parachute payments, and in certain cases, “excess parachute payments.”  Excess parachute payments are generally parachute payments equal to or exceeding the recipient’s average compensation from a company over the preceding five years.

New Plan Benefits.  The grant of awards under the 2016 Plan is discretionary and neither the number of shares subject to awards nor the types of awards under the Incentive Plan to any particular eligible recipient(s) or group(s) of eligible recipients is presently determinable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock as of the date of this Information Statement by:

●	All of our directors and executive officers, individually;
●	All of our directors and executive officers, as a group; and
●	All persons who beneficially owned more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 14,464,220 shares of our common stock outstanding as of May 31, 2016, according to the recorded ownership listings as of that date, the beneficial ownership reports filed by 5% beneficial owners with the SEC and the verifications we solicited and received from each director and executive officer. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of March 15, 2016, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. Unless otherwise noted, the address of the following persons listed below is Unit C1, Ground Floor, Koon Wah Building, No. 2, Yuen Shun Circuit, Yuen ChauKok, Shatin, New Territories, Hong Kong.

Name of Director or Executive Officer	Shares(1)		Percentage

Clarence (Yuk Man) Chung	867,766	(2)	5.9%
Traci Mangini	47,501	(3)	*
Vincent L. DiVito	48,648	(4)	*
John W. Crawford, J.P.	50,671	(5)	*
Anthony (Kanhee) Tyen	41,875	(6)	*
Samuel (Yuen Wai) Tsang	41,875	(7)	*
Dennis (Chi Wai) Tam	NIL		-
All directors and executive officers as a group (7 persons)	1,098,336		7.3%

* Denotes less than 1%

Name and Address of 5% Holders	Shares (1)		Percentage

EGT Entertainment Holding Limited 38/F, The Centrium 60 Wyndham Street Central, Hong Kong	9,378,074	(8)	64.8%

(1) Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.

(2) Includes 277,500 shares issuable upon the exercise of stock options.

(3) Includes 41,251 shares issuable upon the exercise of stock options.

(4) Includes 30,938 shares issuable upon the exercise of stock options.

(5) Includes 36,250 shares issuable upon the exercise of stock options.

(6) Includes 34,375 shares issuable upon the exercise of stock options.

(7) Includes 34,375 shares issuable upon the exercise of stock options.

(8) The shares are owned directly by EGT Entertainment Holding Limited, which is an indirect wholly-owned subsidiary of Melco International Development Limited. Melco is the indirect beneficial owner of the reported securities.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into this Information Statement, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this Information Statement.

We incorporate by reference the documents listed below:

•	Item 6—Selected Financial Data, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A—Quantitative and Qualitative Disclosures About Market Risk, Item 8—Financial Statements and Supplementary Data, Item 10—Directors, Executive Officers and Corporate Governance—Committee Interlocks and Insider Participation and Item 11—Executive Compensation of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 30, 2016, including our audited consolidated financial statements as of and for the fiscal year ended December 31, 2015; and

You may request a copy of this filing incorporated by reference in this Information Statement, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this filing, without charge, by written or telephonic request directed to Unit C1, G/F., Koon Wah Building, No. 2 Yuen Shun Circuit, YuenChauKok, Shatin, New Territories, Hong Kong, attention: Chief Financial Officer. Our telephone number at that address is + 852-3147-6600.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement will be deemed modified, superseded or replaced for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Information Statement modifies, supersedes or replaces such statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Unit C1, G/F., Koon Wah Building, No. 2 Yuen Shun Circuit, Yuen ChauKok, Shatin, New Territories, Hong Kong, attention: Chief Financial Officer.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors,

/s/ Clarence Chung
Clarence Chung
Chief Executive Officer

APPENDIX A

Entertainment Gaming Asia Inc. Amended and Restated Stock Incentive Plan

ENTERTAINMENT GAMING ASIA INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

APPROVED BY SHAREHOLDERS OF THE COMPANY ON JULY 18, 2016

APPROVED BY SHAREHOLDERS OF MELCO ON JUNE 13, 2016

1.             Purpose of Plan.

The purpose of the Entertainment Gaming Asia Inc. 2008 Amended and Restated Stock Incentive Plan (the “Plan”) is to advance the interests of Entertainment Gaming Asia Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives.

2.            Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1.          “Board” means the Company’s Board of Directors.

2.2.          “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3.          “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, or (v) with respect to a particular Participant, any other act or omission that constitutes “cause” as may be defined in any employment, consulting or similar agreement between such Participant and the Company or any Subsidiary.

2.4.          “Change in Control” means an event described in Section 11.1 of the Plan.

2.5.          “Code” means the Internal Revenue Code of 1986, as amended.

2.6.          “Committee” has the meaning as ascribed to such term in Section 3.1of the Plan.

2.7.          “Common Stock” means the common stock of the Company, par value $0.001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8.          “Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.9.          “Effective Date” means the date of approval of the Plan by the Company’s stockholders as provided in Section 15.2.

2.10.         “Eligible Recipients” means (i) all employees, officers and directors of the Company or any Subsidiary (or prospective employees, officers and directors provided that the grant of an Incentive Award to any such prospective employee, officer or director shall be conditional upon the proposed appointment taking effect) and (ii) any other person who has a relationship with the Company or any Subsidiary, such as a consultant or an adviser to the Company or any Subsidiary.

2.11.         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12.         “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the mean between the reported high and low sale prices of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges, or reported on any national securities exchange or on the NASDAQ Global Select or Global Market on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the NASDAQ Global Select or Global Market, the closing bid price as of such date at the end of the regular trading session, as reported by the Nasdaq Capital Market, OTC Bulletin Board, the National Quotation Bureaus, Inc., or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.13.         “HK Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as such rules may be amended from time to time;

2.14.         “HKSE” means The Stock Exchange of Hong Kong Limited and any successor stock exchange;

2.15.         “Incentive Award” means an Option, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

2.16.         “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.17.         “Individual Limit” has the meaning given in Section 4.4(f).

2.18.         “Melco” means Melco International Development Limited, a company established under the Laws of Hong Kong and having its shares listed on the HKSE and being the parent company of the Company as at the Melco Approval Date.

2.19.         “Melco Approval Date” has the meaning given in Section 15.3.

2.20.         “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.21.         “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.22.         “Options Limit” has the meaning given in Section 4.4(d).

2.23.         “Options Mandate Limit” has the meaning given in Section 4.4(a).

2.24.         “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.25.         “Performance Criteria” means the performance criteria that may be used by the Committee in granting Performance Stock Awards contingent upon achievement of such performance goals as the Committee may determine in its sole discretion. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Eligible Recipient, either absolute or by relative comparison to other companies, other Eligible Recipients or any other external measure of the selected criteria.

2.26.         “Performance Stock Awards” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan and which may be subject to the future achievement of Performance Criteria or be free of any performance or vesting conditions.

2.27.         “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.28.         “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.29.         “Retirement” means normal or approved early termination of employment or service other than by death, disability or termination for cause.

2.30.         “Securities Act” means the Securities Act of 1933, as amended.

2.31.         “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

3.            Plan Administration.

3.1.          Administration by the Board or a Committee of the Board. The Plan will be administered by the Board or by a committee of the Board to which the Board delegates power to administer the Plan. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. Any Incentive Awards granted by such a committee, if established, including any amendments or modifications thereto, shall require, and be granted subject to, ratification by the full Board. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations set forth in this Section 3.1 and as the Committee may otherwise establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2.          Authority of the Committee.

(a)          In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award, provided that the exercise period in respect of Options must not be more than 10 years from the date of grant of the Option; (v) the performance targets, if any, that must be achieved before Incentive Awards can vest or be exercised; (vi) the amount, if any, payable on application or acceptance of an Incentive Award and the period within which payments or calls must or may be made or loans for such purposes must be repaid; and (vii) the restrictions and other conditions to which the payment, vesting or exercise of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)          The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c)          In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d)          To the extent the authority under this Section 3.2 or otherwise in the Plan is exercised by a committee of the Board to which the Board delegates power, any decision made or action taken by such committee shall require ratification by the full Board, unless the Board determines otherwise.

3.3.          Proposed Grant of Options to Director, Chief Executive or Substantial Shareholder of Melco.

In addition to the terms and conditions set forth elsewhere in the Plan, from and after the Effective Date and for so long as Melco is the parent company of the Company and Melco has its shares listed on the HKSE:

(a)          Any proposed grant of Options to any director, chief executive or substantial shareholder (as those terms are respectively defined in the HK Listing Rules) of Melco shall be subject to the approval of the independent non-executive directors of Melco (excluding any independent non-executive director of Melco who is the proposed Participant in respect of the Option).

(b)          Where any grant of Options to a substantial shareholder (as that term is defined in the HK Listing Rules) of Melco or an independent non-executive director of Melco, or any of their respective associates (as defined in the HK Listing Rules), would result in the shares of Common Stock issued and to be issued upon exercise of all Options already granted and to be granted (including Options exercised, cancelled and outstanding) to such person in the 12 month period up to and including the date of such grant:

(i)          representing in aggregate over 0.1% of the shares of Common Stock outstanding; and

(ii)         having an aggregate value, based on the Fair Market Value of the shares of Common Stock on the date of grant of the relevant Options, in excess of HK$5 million,

such grant of Options shall be subject to approval by the shareholders of Melco (voting by way of poll). The grantee, his associates and all core connected persons (as defined in the HK Listing Rules) of Melco shall abstain from voting at such general meeting, except that any such persons may vote against the relevant resolution at the general meeting provided that his intention to do so has been stated in the circular to be sent to the shareholders of Melco in connection therewith. The date of grant for the purpose of sub-Section 3.3(b)(ii) is the business day in Hong Kong on which the Committee resolves to grant the relevant Options under Section 6 of the Plan.

4.            Shares Available for Issuance.

4.1.          Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,250,000. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2.          Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will, subject to Sections 4.4(a) and (b) , automatically again become available for issuance under the Plan. To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

4.3.          Adjustments to Shares and Incentive Awards.

(a)          In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, reduction of capital, rights issue, capitalization issue or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Options. An adjustment under this Section 4.3(a) in respect of Options must give the Participant holding the relevant Options the same proportion of the equity capital of the Company as that to which the Participant was previously entitled, before the event giving rise to the adjustment, but no such adjustment may be made to the extent that a share of Common Stock would be issued at less than its par value (if any).

(b)          After the Effective Date and for so long as Melco is the parent company of the Company and Melco has its shares listed on the HKSE, in respect of any adjustment made under Section 4.3(a) in respect of Options, other than an adjustment made on a capitalization issue, an independent financial adviser or Melco’s auditor must confirm to the directors of Melco that the adjustment satisfies the requirement set forth above that the adjustment gives the Participant holding the relevant Options the same proportion of the equity capital of the Company as that to which the Participant was previously entitled before the event giving rise to the adjustment. A capitalization issue for the purposes of the Plan means an offer of new shares of Common Stock, credited as fully paid up from the Company’s reserves, to existing shareholders in proportion to the respective numbers of shares of Common Stock held by them.

4.4.          Additional Restrictions on the Maximum Number of Shares Available for Subscription Upon Exercise of Options Issued under the Plan.

Without prejudice to the overall limit on the maximum number of shares of Common Stock available for issuance under the Plan prescribed by Section 4.1, from and after the Effective Date and for so long as Melco is the parent company of the Company and Melco has its shares listed on the HKSE:

(a)          The shares of Common Stock which may be issued upon exercise of all Options to be granted under the Plan and all other employee stock option plans of the Company shall not exceed 10% of the shares of Common Stock outstanding on the Melco Approval Date, being 1,446,422 shares of Common Stock (the “Options Mandate Limit”), subject to renewal of the Options Mandate Limit as referred to in Section 4.4(b). Options lapsed in accordance with the terms of the Option or the Plan shall no longer be counted towards the Options Mandate Limit as the same may be renewed from time to time.

(b)          The Company may renew the Options Mandate Limit at any time subject to prior approval by a resolution of shareholders of Melco. However, the Options Mandate Limit as renewed shall not exceed 10% of the shares of Common Stock outstanding as at the date of the aforesaid Melco shareholders’ approval. Options previously granted under the Plan and under any other employee stock option plans (including those outstanding, cancelled or lapsed in accordance with the Plan or other employee stock option plans, or exercised) shall not be counted towards the Options Mandate Limit as renewed. A circular with the relevant information as required under the HK Listing Rules must be sent to shareholders of Melco in connection with the meeting at which their approval will be sought.

(c)          The Company may also seek separate Melco shareholders’ approval for granting Options beyond the Options Mandate Limit, as the same may be renewed from time to time, to Eligible Recipients specifically identified by the Company before the aforesaid Melco shareholders’ meeting where such approval is sought. A circular with the relevant information as required under the HK Listing Rules shall be sent to shareholders of Melco containing, amongst other information, a generic description of the identified Eligible Recipients, the number and terms of the Options to be granted, the purpose of granting Options to the identified Eligible Recipients, and how those Options serve such purpose.

(d)          The overall limit on the number of shares of Common Stock which may be issued upon exercise of all outstanding Options granted and yet to be exercised under the Plan and all other employee stock option plans of the Company must not exceed 30% of the shares of Common Stock outstanding from time to time (the “Options Limit”). No Options may be granted under the Plan at any time if such grant would result in the Options Limit being exceeded.

(e)          If the Company conducts a stock consolidation or stock split after the Options Mandate Limit has been approved by a resolution of shareholders of Melco, the maximum number of shares of Common Stock that may be issued upon exercise of all Options to be granted under all of the employee stock option plans of the Company under the Options Mandate Limit as a percentage of the total number of issued shares of Common Stock at the date immediately before and after such consolidation or subdivision shall be the same.

(f)          With regard to Option grants after the Effective Date, the total number of shares of Common Stock issued and to be issued upon exercise of the Options granted to any Eligible Recipient (including both exercised and outstanding Options, whether vested or unvested) in any 12-month period must not exceed 1% of the shares of Common Stock outstanding (the “Individual Limit”) at the relevant time. Any further grant of Options after the Effective Date in excess of the Individual Limit shall be subject to approval by a resolution of shareholders of Melco with such Eligible Recipient and his close associates (as such term is defined in the HK Listing Rules) (or his associates (as such term is defined in the HK Listing Rules), if the Eligible Recipient is a connected person (as such term is defined in the HK Listing Rules) of Melco) abstaining from voting. A circular with the relevant information as required under the HK Listing Rules must be sent to the shareholders of Melco disclosing the identity of the Eligible Recipients and the number and terms of the Options granted (including previously granted) and proposed to be granted to such Eligible Recipients. The number and terms of Options to be granted to such Eligible Recipients shall be fixed before approval of Melco’s shareholders is sought and the date of the meeting of the Committee for proposing such further grant shall be the date of grant for the purpose of calculating the exercise price of the Options to be granted.

(g)          The maximum numbers of shares of Common Stock referred to in this Section 4.4 shall be adjusted, in such manner as the Committee determines to be appropriate, fair and reasonable in the event of any alteration in the capital structure of the Company in accordance with Section 4.3(a) whether by way of capitalization of profits or reserves, rights issue, consolidation, reclassification, reconstruction, subdivision, reduction of capital or otherwise howsoever.

(h)          For the purpose of this Section 4, “rights issue” means an offer or issue of new shares or other securities made to existing stockholders of the Company in proportion to their stockholdings and “capitalization issue” means an issue of new shares or other securities free of charge (created or paid up by transferring funds from the Company’s reserves to its equity capital) to existing stockholders of the Company in proportion to their stockholdings.

5.            Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.            Options.

6.1.          Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2.          Exercise Price.

(a)          The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant approval by the Committee; provided, however, that such price will not be less than the higher of (i) 100% of the Fair Market Value of one share of Common Stock on the date on which the Committee approves the grant of the relevant Option, which must be a business day in the U.S. and (ii) the average Fair Market Value of one share of Common Stock for the five business days in the U.S. immediately preceding the date on which the Committee approves the grant of the relevant Option. Notwithstanding the above, if at the time such Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the per share price to be paid shall be  110% of the Fair Market Value with respect to an Option. The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year (and under all “incentive stock option” plans of the Company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory stock options.

(b)          For so long as Melco is the parent company of the Company and Melco has its shares listed on the HKSE, if the Company resolves to seek an additional listing (in addition to its existing NASDAQ listing) of its shares on the HKSE (either Main Board or GEM) or other stock exchange, the exercise price of any Options granted after the Company has resolved to seek an additional listing and up to the date of the additional listing must not be lower than the new issue price (if any) applicable to the additional listing. In particular, in the event the Company applies for an additional listing, the exercise price of any Option granted during the period of six months immediately preceding such application shall, upon listing] be automatically adjusted to the greater of the original exercise price and the new issue price (if any) applicable to the additional listing. Any adjustment required by this Section 6.2(b) shall be conditional on the additional listing being successfully completed and shall take effect on the date of completion of the additional listing.

6.3.          Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period) and/or (iii) the minimum period, if any, for which an Option must be held before it can be exercised; provided, however, that if the Committee does not specify the expiration date of the Option, the expiration date shall be 10 years from the date on which the Option was granted. In no case may an Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4.          Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, (i) by tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or (iii) by net issuance whereby “in the money” Options are cancelled and the spread is applied towards the exercise of other Options, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation and shares of Common Stock underlying net issuance Options will be valued at their Fair Market Value on the exercise date.

6.5.          Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal office in either Las Vegas, Macau or Hong Kong by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6.          Cancellation of Unexercised Options. Options granted but not exercised during the period determined by the Committee under Section 6.3 for the exercise of the relevant Options shall lapse on the expiry of that period and be cancelled.

7.          Restricted Stock Awards.

7.1.          Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

7.2.          Rights as a Stockholder; Transferability. Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3.          Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

7.4.          Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

8.          Performance Stock Awards.

8.1.          An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and the issuance of shares of Common Stock pursuant to such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.

8.2.          Restrictions on Transfers.  The right to receive shares of Performance Stock Awards on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

9.          Effect of Termination of Employment or Other Service.

9.1.          Termination Due to Death or Disability. Subject to Section 9.4 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a)          All Options then vested and held by the Participant will remain exercisable for a period of twelve (12) months after such termination (but in no event after the expiration date of any such Option) and all Options then held by such Participant that have not vested shall be terminated and forfeited; and

(b)          All Restricted Stock Awards then held by the Participant that have not vested as of such termination will immediately be terminated and forfeited; and

(c)          All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.2.          Termination Due to Retirement. Subject to Sections 9.4 and 9.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a)          All outstanding Options then held by the Participant will cease to be exercisable and will be terminated and forfeited on termination of the Participant’s employment or other service by reason of Retirement unless the Committee otherwise determines, in which event the Options shall be exercisable to the extent and within such period as the Committee may determine ; and

(b)          All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)          All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.3.          Termination for Reasons Other than Death, Disability or Retirement. Subject to Sections 9.4 and 9.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

(a)          All outstanding Options then held by the Participant will cease to be exercisable and will be terminated and forfeited on termination of the Participant’s employment or other service or the employer Subsidiary ceasing to be a Subsidiary of the Company (as the case may be) unless the Committee otherwise determines, in which event the options shall be exercisable to the extent and within such period as the Committee may determine ; and

(b)          All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)          All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.4.          Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, upon the termination of service of a non-employee director (for any reason) (i) all Options then held by such director that have vested as of the termination of service shall remain exercisable for their term and all Options then held by such director that have not vested as of the termination of service shall remain outstanding, first become exercisable according to the vesting schedule in place at the time of termination of service and remain exercisable for their term and (ii) all of such director’s Restricted Stock Awards and Performance Stock Awards that have not vested as of such termination of service will be terminated and forfeited. In addition, notwithstanding the other provisions of this Section 9, including the prior sentence of this Section 9.4, upon a Participant’s termination of employment or other service with the Company otherwise than for Cause, the Committee may, in its sole discretion (which may be exercised in connection with the grant or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards and Performance Stock Awards then held by such Participant may vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee.

9.5.          Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option or the vesting of any Restricted Stock Award for a period of up to ninety (90) days in order for the Committee to make any determination as to the existence of Cause.

9.6.          Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the last actual working day on which the Participant was physically at work or service with the Company or the Subsidiary for which the Participant provides employment or service, whether salary is paid in lieu of notice or not, as determined by the Committee in its sole discretion.

10.         Payment of Withholding Taxes.

10.1.          General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2.          Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

11.         Change in Control.

11.1.          A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a)          the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Successor;

(b)          the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)          any Successor (as defined in Section 11.2 below), other than a Bona Fide Underwriter (as defined in Section 11.2 below), becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 25% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 11.2 below), or (ii) more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d)          a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

(e)          the Continuity Directors cease for any reason to constitute at least 50% or more of the Board.

11.2.        Change in Control Definitions. For purposes of this Section 11:

(a)          “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

(b)          “Bona Fide Underwriter” means an entity engaged in business as an underwriter of securities that acquires securities of the Company through such entity’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c)          “Successor” means any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any “affiliate” (as defined below) or any benefit plan(s) sponsored by the Company or any affiliate that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company’s business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company’s outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise. For this purpose, an “affiliate” is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company; (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body or (iii) any entity that at the time of the approval of this Plan owns in excess of 25% of the Company’s common stock and its affiliates.

11.3.          Acceleration of Vesting. If a Change in Control of the Company occurs: (a) all Options that have been granted will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards that have been granted will become immediately fully vested and non-forfeitable; and (c) any conditions to the issuance of shares of Common Stock pursuant to Performance Stock Awards will lapse.

11.4.          Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that:

(a)          Some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options (“Option Shares”), either (i) as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such Option Shares on the last business day in the U.S. prior to the effective date of such Change in Control over the exercise price per share of such Option Shares, (ii) immediately prior to such Change of Control, a number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Option Shares as of the last business day in the U.S. prior to the effective date of such Change in Control over the exercise price per share of such Option Shares; or (iii) any combination of cash or shares of Common Stock with the amount of each component to be determined by the Committee not inconsistent with the foregoing clauses (i) and (ii), as proportionally adjusted; and

(b)          any Options which, as of the effective date of any such Change in Control, are “underwater” (as defined in Section 3.2(d)) shall terminate as of the effective date of any such Change in Control; and

(c)          some or all Participants holding Performance Stock Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Stock Awards that remain subject to issuance based upon the future achievement of Performance Criteria as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

11.5.          Limitation on Change in Control Payments (U.S. Taxpayers Only). Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 11.3 or the payment of cash or shares of Common Stock in exchange for all or part of an Option as provided in Section 11.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 11.4 will, to that extent, not apply.

12.         Rights of Eligible Recipients and Participants; Transferability.

12.1.         Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2.        Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion. The rights conferred by the shares of Common Stock are contained in the Company’s by-laws, articles of incorporation and the Nevada Revised Statutes.

12.3.        Restrictions on Transfer.

(a)          Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting (in the case of Restricted Stock Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)          A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)          Upon a Participant’s request, the Committee may (subject, for so long as Melco is the parent company of the Company and Melco has its shares listed on the HKSE, to complying with any applicable requirements of the HK Listing Rules and/or obtaining any necessary waiver, consent or clearance from the HKSE so that the proposed transfer would not violate the HK Listing Rules) in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

12.4.        Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.         Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.         Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or the NASDAQ Global Select, Global or Capital Market or similar regulatory body; or (ii) such amendment seeks to modify Section 3.2(d) hereof and provided further that, for so long as Melco is the parent company of the Company and Melco has its shares listed on the HKSE (1) any requirements of the HK Listing Rules which are applicable to any such amendment to the Plan must be complied with such that making the amendment would not violate the HK Listing Rules, (2) those specific provisions of the Plan which relate to the matters set out in Rule 17.03 of the HK Listing Rules cannot be altered to the advantage of the Participants, (3) no changes to the authority of the Committee under this Section 14 to amend or modify the Plan shall be made without the prior approval of a resolution of shareholders of Melco, (4) any amendments or modifications to the terms and conditions of the Plan which are of a material nature, or any change to the terms of Options granted, must, to be effective, be approved by a resolution of shareholders of Melco, except where the amendments or modifications take effect automatically under the existing terms of the Plan and (5) the amended or modified terms and conditions of the Plan shall comply with the relevant requirements of Chapter 17 of the HK Listing Rules from time to time. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 11 of the Plan.

15.         Effective Date and Duration of the Plan.

15.1.          The Plan shall become effective as of the Effective Date.

15.2.          The amended and restated version of the Plan shall take effect on the date of approval of the amended and restated Plan by the Company’s stockholders, which shall take place after the approval of the amended and restated plan by the shareholders of Melco in accordance with Section 15.3.

15.3.          No Options shall be granted under the Plan unless and until the restated and amended Plan is approved by a resolution of shareholders of Melco in accordance with the requirements of the HK Listing Rules (“Melco Shareholders’ Approval”), provided always Options may be offered for grant at any time if and to the extent that the grant is conditional on the obtaining of Melco Shareholders’ Approval.

15.4.          The Plan will terminate at midnight on July 17, 2026 and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

16.         Miscellaneous.

16.1.          Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Nevada notwithstanding the conflicts of laws principles of any jurisdictions.

16.2.          Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.